UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2021

Date of Report (Date of earliest event reported)

Chardan Healthcare Acquisition 2 Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39271	83-3169838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, 21st Floor New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 465-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHAQ	NYSE American, LLC
Warrants	CHAQ.WS	NYSE American, LLC
Units	CHAQ.U	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 1, 2021, Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“CHAQ”), convened a special meeting of stockholders (the “Special Meeting”) held in connection with CHAQ’s previously announced business combination with Renovacor, Inc. (“Renovacor”) and CHAQ2 Merger Sub, Inc. (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of March 22, 2021 (the “Merger Agreement”), and the transactions contemplated thereby (the “Business Combination”). Pursuant to the terms of the Merger Agreement, a business combination between CHAQ and Renovacor was to be effected through the merger of Merger Sub with and into Renovacor, with Renovacor surviving the merger as a wholly owned subsidiary of CHAQ. Each proposal voted on at the Special Meeting is described in detail in CHAQ’s definitive proxy statement/information statement filed with the U.S. Securities and Exchange Commission on August 5, 2021 and mailed to CHAQ stockholders on or about August 12, 2021.

As of the close of business on August 5, 2021, the record date for the Special Meeting, there were an aggregate of 10,778,305 shares of CHAQ common stock, par value $0.0001 per share (the “Common Stock”), outstanding, each of which was entitled to one vote with respect to each proposal. A total of 8,848,589 shares of Common Stock, representing approximately 82.1% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The various proposals were approved by approximately 97.3% of the shares of Common Stock voted at the Special Meeting

The voting results for the proposals voted on at the Special Meeting are set forth below:

1. The Business Combination Proposal – To approve and adopt the Merger Agreement and the transactions contemplated thereby.

For	Against	Abstain
8,614,172	234,414	3

2. The Charter Proposals – To adopt amendments to CHAQ’s amended and restated certificate of incorporation currently in effect in the form attached to the Merger Agreement.

2A – Change of Name:

For	Against	Abstain
8,614,172	234,414	3

2B – Removal of Special Purpose Acquisition Company Provisions:

For	Against	Abstain
8,614,172	234,414	3

2C – Increase Authorized Capital Stock:

For	Against	Abstain
8,614,132	234,424	33

2D – Classified Board:

For	Against	Abstain
8,614,172	234,414	3

2E – Supermajority Vote to Amend Certificate of Incorporation:

For	Against	Abstain
8,614,172	234,414	3

2F – Sole and Exclusive Forum:

For	Against	Abstain
8,614,172	234,414	3

2G – Elimination of Stockholder Ability to Call Special Meetings:

For	Against	Abstain
8,614,172	234,414	3

2H – Stockholder Action by Written Consent:

For	Against	Abstain
8,614,172	234,414	3

2I – Removal of Directors:

For	Against	Abstain
8,614,172	234,414	3

2J – Supermajority Vote to Amend Bylaws:

For	Against	Abstain
8,614,172	234,414	3

3. The Incentive Plan Proposal – To approve and adopt the Chardan Healthcare Acquisition 2 Corp. 2021 Incentive Plan.

For	Against	Abstain
8,614,172	234,414	3

4. The NYSE Proposal – To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of shares of Common Stock pursuant to the Merger Agreement and the issuance of shares of Common Stock in a private placement.

For	Against	Abstain
8,614,162	234,424	3

Item 7.01 Regulation FD Disclosure.

On September 1, 2021, CHAQ issued a press release announcing voting results relating to the Special Meeting. A copy of the press release is being furnished herewith as Exhibit 99.1.

On September 2, 2021, Renovacor issued a press release announcing the closing of the Business Combination. A copy of the press release is being furnished herewith as Exhibit 99.2.

The information contained in this Current Report on Form 8-K pursuant to this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

In connection with the Business Combination, holders of 2,112,100 shares of Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $21,121,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated September 1, 2021.

99.2	Press Release dated September 2, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

Date: September 2, 2021	By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	Chief Executive Officer